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                     GREEN CENTURY CAPITAL MANAGEMENT, INC.

        CODE OF ETHICS WITH RESPECT TO PERSONAL SECURITIES TRANSACTIONS



                             Effective Date: 3/1/00


A.   STATEMENT OF GENERAL PRINCIPLES

     Green Century Capital Management, Inc. ("GCCM") is registered as an investment adviser with the Securities and Exchange Commission ("SEC") and is the investment adviser exclusively to the Green Century Funds. However, the primary day-to-day investment management for all the Green Century Funds is done by our investment subadvisers. As such, the officers, directors and employees (collectively, the "Staff") of GCCM which are not otherwise affiliated with GCCM are not generally privy to the daily buy and sell decisions relating to the Funds. It is essential, however, to avoid not only actual but also any appearances of conflicts of interest and any abuse of the Staff's position of trust and responsibility. All Staff shall therefore place the interests of the Green Century Funds before his or her personal interests and conduct all personal securities transactions in a manner consistent with this Code.

     It is GCCM's policy to give all Staff reasonable freedom with respect to her/his own and family's investment activities.

     Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act") requires registered investment companies, their investment advisers and principal underwriters to adopt codes of ethics. This Code of Ethics, which succeeds GCCM's prior one which was in effect for a number of years, is prompted by the amendments to Rule 17j-1 which became effective on August 23, 1999, the recommendations in the Report of the Advisory Group on Personal Investing issued by the Investment Company Institute in May, 1994 ("ICI Report") and in the SEC Staff Report on Personal Investing by Investment Company Personnel issued in September, 1994 ("SEC Report"). The SEC Report endorsed the ICI Report and stated that the staff expects "all funds to adopt the [Advisory Group] Report's recommendations, in whole or in special circumstances."

     GCCM believes this Code of Ethics satisfies Rule 17j-1 and meets the SEC staff's expectations, and is appropriate and desirable for GCCM. All Staff are required to adhere to the following rules governing their investment activities. These rules cannot cover all situations which may involve a possible conflict of interest. If there is any doubt about a transaction for a reportable account, please contact Adrienne Shishko or Kris Curtis before the transaction is executed.

B.   APPLICABILITY OF RESTRICTIONS AND PROCEDURES

     1.   DEFINITIONS


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     (a) "Access Persons" shall include all employees, directors or officers of
GCCM.

     (b) "Beneficial Ownership" shall be interpreted subject to the provisions of rule 16a-1(A)(2) of the Securities and Exchange Act of 1934. Rule 16a-1(a)(2) specifies that, to have beneficial ownership, a person must have a "direct or indirect pecuniary interest," which is the opportunity to profit directly or indirectly from a transaction in securities. For purposes of this Code, an access person may be deemed to have beneficial ownership in securities held by members of his or her immediate family sharing the same household (spouse, minor children and relatives resident in the employee's home), or by certain partnerships, trusts, corporations or other arrangements.

     (c) "Fund" means an investment company that is registered under the 1940 Act and is advised by GCCM.

     (d) The "Review Officer" is the person designated to monitor the overall compliance with this Code and to provide preclearance of any personal security transaction as required by this Code. The Review Officer shall be Adrienne Shishko or Kristina Curtis.

     (e) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

     (f) "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

     (g) A security "held or to be acquired" by a Fund means (i) a security which, within the most recent 15 days (1) is or has been held by the Fund or (2) is being or has been considered by the Fund or any of its investment advisers for purchase by the Fund and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause
(i) of this definition.

C.   RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     1.   UNLAWFUL ACTIONS

     No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by a Fund:

          a. employ any device, scheme or artifice to defraud the Fund;


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     b. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     c. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

     d. engage in any manipulative practice with respect to the Fund.

     2.   BLACKOUT PERIODS

     a. No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership WITHIN SEVEN DAYS BEFORE OR AFTER he or she knows or should have known a Green Century Fund has or had a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.

     3.   EXEMPTED TRANSACTIONS

     The prohibitions of Section C.1.a shall not apply to:

     a. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     b. purchases or sales that are non-volitional on the part of the Access Person, including mergers, recapitalizations or similar transactions;

     c. purchases which are part of an automatic dividend reinvestment plan;

     d. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

     e. purchases and sales that receive prior approval in writing by the Review Officer as (i) only remotely potentially harmful to a Green Century Fund because they would be very unlikely to affect a highly institutional market, and (ii) clearly not economically related to the securities to be purchased or sold or held by a Green Century Fund.

D.   COMPLIANCE PROCEDURES

     1.   PRE-CLEARANCE OF INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS

     With regard to initial public offerings and private placements, each Access Person shall:

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     a.obtain express prior written approval from the Preclearance Officer for any acquisition of securities in an initial public offering or private placement (the Review Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Investment Company, and whether such opportunity is being offered to such Access Person by virtue of his or her position with the Investment Company); and

     b.after authorization to acquire securities in an initial public offering or private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Investment Company (or any other investment company for which he or she acts in a capacity as an Access Person) for investment in that issuer.

     If the Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Access Person, that decision shall be subject to an independent review by Access Persons with no personal interest in the issuer.

     2.   PRE-CLEARANCE OF OTHER SECURITIES

     a. An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

          i. such purchase or sale has been approved by the Review Officer.

          ii. the approved transaction is completed on the same day approval is received; and

          iii. the Review Officer has not rescinded such approval prior to execution of the transaction.

     b. Each Access Person may effect total purchases and sales of up to $25,000 of reportable securities within any six month period without preclearance from the Review Officer. For the purposes of this provision:

     (1) The six month period is a "rolling" period, i.e., the limit is applicable between any two dates which are six months apart;

     (2) Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures; and


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     (3) Although preclearance is not required for personal transactions in securities which fall into this de minimus exception, these trades must still be pursuant to Section D.2 hereunder, if such transactions are reportable.

     3.   REPORTING

     a. Unless excepted by paragraph (b) of this Section D.3, every Access Person must report to the Review Officer as described below.

          i. Initial Holdings Reports. Not later than 10 days after the person becomes an Access Person, the following information:

          - the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

          - the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          - the date that the report is signed and submitted by the Access
     Person.

          ii. Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

               A. With respect to any transaction during the quarter in a security in which the Access Person had any direct or indirect beneficial ownership:

               - the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

               - the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

               - the price of the security at which the transaction was effected;

               - the name of the broker, dealer or bank with or through which the transaction was effected; and

               - the date that the report is signed and submitted by the Access Person

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               B. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

               - the name of the broker, dealer or bank with whom the Access Person established the account;

               - the date that the account was established; and

               - the date that the report is signed and submitted by the Access Person.

               C. In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

          iii. Annual Holdings Reports. Not later than each January 31st, the following information (which information must be current as of the immediately preceding December 31st):

               - the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

               - the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               - the date on which the report is signed and submitted by the Access Person.

     b. The following are the exceptions to the reporting requirements outlined in Section D.3(a):

          i. A person need not make any report required under Section D.3(a) with respect to transactions effected for, and securities held in, any account over which the person has no direct influence or control, including such an account in which the person has any beneficial ownership.

          ii. A person need not make a quarterly transaction report under Section D.3(a)(ii) if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer with respect to the person in the time period required under Section D.3(a)(ii), if all of the information required under Section D.3(a)(ii) is contained in the broker trade confirmations or account statements or in the records of GCCM.

     c.Any report delivered pursuant to Section D.3(a) may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.



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     d. Each Access Person must certify annually (no later than each January
31st) that he or she has read and understands this Code of Ethics and has complied with its provisions. Such certificates and reports are to be given to the Review Officer.

4.   REVIEW

     The Review Officer shall review all of the reports delivered under Section D.3(a) to determine whether a violation of this Code of Ethics may have occurred and take into account the exemptions allowed under Section C.3 hereunder. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

E.   REVIEW BY THE BOARD OF DIRECTORS

     At least annually, the Review Officer shall report to the Board of Directors regarding:

     1. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

     2. Any recommended changes to the Code or procedures; and

     3. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

     In addition, the Review Officer shall certify to the Board of Directors at least annually that GCCM has adopted procedures reasonably necessary to prevent its Access Persons from violating the Code of Ethics.

F.   SANCTIONS FOR VIOLATIONS BY ACCESS PERSONS

     If the Review Officer determines that a violation of this Code has occurred, he or she may impose, or he or she shall so advise the Board of Directors and the Board may impose, such sanctions as he, she or they deem appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors.

G.   MISCELLANEOUS

     1.   ACCESS PERSONS

     The Review Officer will identify all Access Persons who are under a duty to make reports to GCCM and will inform such persons of such duty. Any failure by the review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or



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her obligations hereunder. All employees, directors and officers of GCCM are deemed to be Access Persons unless advised to the contrary by the Review
Officer.

     2.   RECORDS

     GCCM shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the SEC:

     a. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     b. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     c. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

     d. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place; and

     e. a record of any decision, and the reasons supporting the decision, to approve the acquisition by any Access Person of any security in an initial public offering or a private placement shall be preserved for a period of not less than five years from the end of the year in which the approval is granted.

     3.   CONFIDENTIALITY

     All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     4.   INTERPRETATION OF PROVISIONS

     The Board of Directors of GCCM may from time to time adopt such interpretations of this Code as it deems appropriate.


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                                                                EXHIBIT - 99.P-2


                     AMENDED AND RESTATED CODE OF ETHICS FOR
                               GREEN CENTURY FUNDS
                                  March 1, 2000

     Green Century Funds, on behalf of its current and future series (an "Investment Company") have determined to adopt this Amended and Restated Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventative procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.   DEFINITIONS

     A. An "Access Person" means (i) any Trustee, Director, officer or Advisory Person (as defined below) of the Investment Company or any investment adviser thereof, or (ii) any director or officer of a principal underwriter of the Investment Company who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Investment Company for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Investment Company regarding the purchase or sale of securities.

     B. An "Advisory Person" means any employee of the Investment Company or any investment adviser thereof (or of any company in a control relationship to the Investment Company or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Investment Company or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Investment Company or adviser who obtains information regarding recommendations made to the Investment Company with regard to the purchase or sale of securities by the Investment Company.

     C. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to file quarterly reports with any investment adviser, subadviser, administrator or the principal underwriter pursuant to a code of ethics described in
          Section V and found by the Trustees to be substantially in conformity with Rule 17j-1 of the 1940 Act.

     D. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

     E. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

     F. "Disinterested Trustee" means a Trustee who is not an "interested person" of the Investment Company within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer or employee of any investment adviser of the Investment Company, or owner of 5% or more of the outstanding stock of any investment adviser of the Investment Company. Affiliates of brokers or dealers are also "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.


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     G.   "Review Officer" is the person designated by the Investment Company's
          Board of Trustees to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of the Investment Company.

     H. "Preclearance Officer" is the person designated by the Investment Company's Board of Trustees to provide preclearance of any personal security transaction as required by this Code.

     I. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

     J. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

     K. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     L.   A security "held or to be acquired" by the Investment Company means
          (i) a security which, within the most recent 15 days (1) is or has been held by the Investment Company or (2) is being or has been considered by the Investment Company or its investment adviser for purchase by the Investment Company and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (i) of this definition.


II.  STATEMENT OF GENERAL PRINCIPLES

     The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

     Each Access Person shall:

     A. at all times, place the interests of the Investment Company before his or her personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his or her position with or on behalf of the Investment Company.


III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

     A.   Unlawful Actions

          No Access Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the Investment Company:


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          1.   employ any device, scheme or artifice to defraud the Investment
               Company;

          2. make to the Investment Company any untrue statement of a material fact or omit to state to the Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. engage in any act, practice or course of business which would operate as a fraud or deceit upon the Investment Company; or

          4. engage in any manipulative practice with respect to the Investment Company.


     B.   Blackout Periods

          1. No Access Person (other than a Disinterested Trustee) shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known the Investment Company has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

          2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Investment Company trades (or has traded) in that security.


     C.   Initial Public Offerings

          No Advisory Person shall acquire any security in an initial public offering for his or her personal account.


     D.   Private Placements

          With regard to private placements, each Advisory Person shall:

          1. obtain express prior written approval from the Preclearance Officer for any acquisition of securities in a private placement (the Review Officer, in making such determination, shall consider, among other factors, whether the investment opportunity should be reserved for the Investment Company, and whether such opportunity is being offered to such Advisory Person by virtue of his or her position with the Investment Company); and

          2. after authorization to acquire securities in a private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Investment Company (or any other investment company for which he or she acts in a capacity as an Advisory Person) for investment in that issuer.

               If the Investment Company decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an


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


               Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.


     E.   Short-Term Trading Profits

          No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Investment Company's Board of Trustees approves otherwise, be disgorged as directed by the Investment Company's Board of Trustees.


     F.   Gifts

          No Advisory Person shall receive any gift or other things of more than de minimis value from any person or entity that does business with or on behalf of the Investment Company.


     G.   Service as a Director or Trustee

          No Advisory Person shall serve on a board of directors or trustees of a publicly traded company.


     H.   Exempted Transactions

          The prohibitions of Section III (other than Section III.C and Section III.D) shall not apply to:

          1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

          2. purchases or sales that are non-volitional on the part of the Access Person or the Investment Company, including mergers, recapitalizations or similar transactions;

          3. purchases which are part of an automatic dividend reinvestment plan;

          4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

          5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Investment company because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Investment Company or client, and (c) not representing any danger of the abuses proscribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Investment Company.


IV.  COMPLIANCE PROCEDURES

     A.   Preclearance


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


          An Access Person (other than a Disinterested Trustee) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

          1.   such purchase or sale has been approved by the Preclearance
               Officer;

          2. the approved transaction is completed on the same day approval is received; and

          3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

          Each Access Person may effect total purchases and sales of up to $25,000 of securities listed on a national securities exchange within any six month period without preclearance from the Board of Trustees or the Preclearance Officer, provided that:

          1) The six month period is a "rolling" period, i.e., the limit is applicable between any two dates which are six months apart;

          2) Transactions in options and futures, other than options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures; and

          3) Although preclearance is not required for personal transactions in securities which fall into this de minimis exception, these trades must still be reported pursuant to Section IV.B.2. hereunder, if such transactions are reportable.


     B.   Reporting

          1. Unless excepted by paragraph 2 of this Section IV.B, every Access Person of the Investment Company must report to the Review Officer as described below.

               a. Initial Holdings Reports. Not later than 10 days after the person becomes an Access Person, the following information:

                    -- the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                    -- the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                    -- the date that the report is signed and submitted by the Access Person.

               b. Quarterly Transaction Reports. Not later than 10 days after the end of each calendar quarter, the following information:

                    (i) With respect to any transaction during the quarter in a security in which the Access Person had any direct or indirect beneficial ownership:


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


                    -- the date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each security involved;

                    -- the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    -- the price of the security at which the transaction was effected;

                    -- the name of the broker, dealer or bank with or through which the transaction was effected; and

                    -- the date that the report is signed and submitted by the Access Person.

                    (ii) With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    -- the name of the broker, dealer or bank with whom the Access Person established the account;

                    --   the date that the account was established; and

                    -- the date that the report is signed and submitted by the Access Person.

                    (iii) In the event that no reportable transactions occurred during the quarter, the report should be so noted and returned signed and dated.

               c. Annual Holdings Reports. Not later than each January 31st, the following information (which information must be current as of the immediately preceding December 31st):

                    -- the title, number of shares and principal amount of each security in which the Access Person had any direct or indirect beneficial ownership;

                    -- the name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                    -- the date on which the report is signed and submitted by the Access Person.

          2. The following are the exceptions to the reporting requirements outlined in Section IV.B.1:

               a. A person need not make any report required under of Section IV.B.1 with respect to transactions effected for, and securities held in, any account over which the person has no direct influence or control, including such an account in which the person has any beneficial ownership.

               b. A Disinterested Trustee who would be required to make the reports required under Section IV.B.1 solely by reason of being a trustee of the Investment Company need not make:

                    (i) an initial holdings report or an annual holdings report under Section IV.B.1; or

                    (ii) a quarterly transaction report under Section IV.B.1 unless the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a Trustee of the Investment Company, should have known, that during the 15-day period immediately before or after the Trustee's transaction in a security, the Investment Company purchased or sold the security or the Investment Company purchased or sold the security or the Investment Company or its investment adviser considered purchasing or selling the security.

               c.   A person need not make a quarterly transaction report under
                    Section IV.B.1 if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer with respect to the person in the time period required under Section IV.B.1, if all of the information required under Section IV.B.1 is contained in the broker trade confirmations or account statements or in the records of the Investment Company.

          3. Any report delivered pursuant to Section IV.B.1 may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the securities to which the report relates.

          4. Each Access Person must certify annually (no later than each January 31st) that he or she has read and understands this Code of Ethics and has complied with its provisions. Such certificates and reports are to be given to the Review Officer.

     C.   Review

          The Review Officer shall review all of the reports delivered under
          Section IV.B to determine whether a violation of this Code of Ethics may have occurred and shall take into account the exemptions allowed under Section III.H hereunder. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.


V.   INVESTMENT ADVISER'S, ADMINISTRATOR'S OR PRINCIPAL UNDERWRITER'S CODE OF
     ETHICS

     This Code of Ethics does not apply to "access persons" (as defined in Rule 17j-1 under the 1940 Act) of any investment adviser, subadviser, administrator or principal underwriter of the Investment Company who are not otherwise Access Persons as defined herein. Each investment adviser (including where applicable, any subadviser), administrator (if any) or principal underwriter of the Investment Company shall:

     A. submit to the Board of Trustees of the Investment Company a copy of its Code of Ethics adopted pursuant to Rule 17j-1;

     B. promptly report to the Investment Company in writing any material amendments to its Code of Ethics;

     C. promptly furnish to the Investment Company upon request copies of any reports made pursuant to such Code of Ethics by any person who is an Access Person of the Investment Company; and

     D. immediately furnish to the Investment Company, without request, all material information regarding any violation of such Code of Ethics by any person who is an Access Person of the Investment Company.


VI.  REVIEW BY THE BOARD OF TRUSTEES

     Each of the Review Officer of the Investment Company and the Investment Company's investment advisers, subadvisers, administrator and principal underwriter shall furnish a written report to the Board of Trustees, at least annually, that:

     A. describes any issues arising under the Code of Ethics or procedures of such entity since the last report to the Board of Trustees, including, but not limited to, information about material violations of its Code of Ethics or procedures and sanctions imposed in response to the material violations; and

     B. certifies that the Investment Company, investment adviser, subadviser, administrator or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.


VII. SANCTIONS

     A.   Sanctions for Violations by Access Persons

          If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Trustees and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Trustees.

     B.   Sanctions for Violations by Disinterested Trustees

          If the Review Officer determines that any Disinterested Trustee has violated this Code, he or she shall so advise the President of the Investment Company and also a committee consisting of the Disinterested Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Trustees of the Investment Company, which shall impose such sanctions as it deems appropriate.

VIII. MISCELLANEOUS

     A.   Access Persons

          The Review Officer of the Investment Company will identify all Access Persons who are under a duty to make reports to the Investment Company and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

     B.   Records

          The Investment Company's administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

          1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

          4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place.

          5. a copy of each report required under Section VI shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an early accessible place; and

          6. a record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Section III.D shall be preserved for a period of not less than five years from the end of the fiscal year in which the approval is granted.

     C.   Confidentiality

          All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

     D.   Interpretation of Provisions

          The Board of Trustees of the Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

                               GREEN CENTURY FUNDS
                          QUARTERLY TRANSACTIONS REPORT


To: _____________________________________________________, Review Officer

From: __________________________________________________________________.

                                     (Your Name)

     This Transaction Report (the "Report") is submitted pursuant to Section IV of the Amended and Restated Code of Ethics (the "Code") of Green Century Funds (an "Investment Company") and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Investment Company) for the calendar quarter ended __________________________ .

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code.

     For purposes of the Report, beneficial ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

                           Nature of
                           Transaction
                           (Whether                                      Name of the
                           Purchase,        Principal                    Broker, Dealer
                           Sale, or         Amount of     Price At       Or Bank With
                           Other Type of    Securities    Which the      Whom the         Nature Of
Title of     Date of       Disposition      Acquired or   Transaction    Transaction      Ownership of
Securities   Transaction   Or Acquisition)  Disposed Of   Was Effected   Was Effected     Securities*
----------   -----------   ---------------  -----------   ------------   --------------   ------------







------------
*If appropriate, you may disclaim beneficial ownership of any security listed in this report.

     I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF THE INVESTMENT COMPANY, DATED March, 2000, (2) RECOGNIZE THAT I AM SUBJECT TO THE CODE, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OVER THE PAST YEAR*,
(4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS OVER THE PAST YEAR* REQUIRED TO BE DISCLOSED BY THE CODE, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


NAME  (Print) ____________________________________________

SIGNATURE     ____________________________________________

DATE          ____________________________________________


(*)  OR PORTION THEREOF DURING WHICH THE CODE HAS BEEN IN EFFECT.

                               GREEN CENTURY FUNDS
                            (an "Investment Company")

                   PERSONAL TRADING REQUEST AND AUTHORIZATION


Personal Trading Request (to be completed by Access Person prior to any personal trade):

Name: __________________________________________________________________________

Date of proposed transaction: __________________________________________________

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold: _____________________________________________________________

________________________________________________________________________________

Nature of the transaction  (i.e., purchase, sale):(1) __________________________

________________________________________________________________________________

Are you or a member of your immediate family an officer or director of the issuer of the securities or of any affiliate(2) of the issuer? Yes _____ No ___

     If yes, please describe: __________________________________________________

________________________________________________________________________________


Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.(3)

________________________________________________________________________________

________________________________________________________________________________







------------
     (1) If other than market order, please describe any proposed limits.

     (2) For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

     (3) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Do you have any material nonpublic information concerning the issuer?

                           Yes  _____       No  _____

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?

                           Yes  _____       No  _____

         If yes, please report the name of the issuer and the total number of shares "beneficially owned":

________________________________________________________________________________
________________________________________________________________________________


Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any securities held or to be acquired by an Investment Company, that may be relevant to a determination of the existence of a potential conflict of interest?(4)

                           Yes  _____       No  _____

         If yes, please describe:

________________________________________________________________________________
________________________________________________________________________________


         To the best of your knowledge and belief, the answers that you have provided above are true and correct.

                                                 _______________________________
                                                 Signature


________________________

         (4)Facts that would be responsive to this question include, for example
(i) receipt of "special favors" from a stock promoter, including participation in a private placement or initial public offering as an inducement to purchase other securities for the Investment Company, or (ii) investment in securities of a limited partnership that in turn owns warrants of a company formed for the purpose of effecting a leveraged buy-out, in circumstances where the Investment Company might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer):


_____ I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code, and that the conditions necessary(5) for approval of the proposed transaction have been satisfied.

_____ I do not believe the above-described proposed transaction is consistent with the policies described in the Code, or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:  ______________________             Signed:  ____________________________
                                           Title:   ____________________________























-----------------------------



     (5) In the case of a personal securities transaction by an Access Person of the Investment Company (other than Disinterested Trustees), the Code of Ethics requires that the Preclearance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Investment Company (ii) would be unlikely to affect the market in which the Investment Company's portfolio securities are traded, and (iii) is not related economically to securities to be purchased, sold, or held by the Investment Company. In addition, the Code requires that the Preclearance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with the Investment Company.